                                                                EXHIBIT 21

                        Subsidiaries of WesBanco, Inc.



        Subsidiaries                               State of Incorporation
-----------------------------------                ----------------------
WesBanco, Inc.                                          West Virginia
    WesBanco Bank, Inc.(1)                              West Virginia
         WesBanco Insurance Services, Inc.(2)           West Virginia
WesBanco Properties, Inc.                               West Virginia
    WesBanco Securities, Inc. (3)                       Ohio
Hometown Finance Company                                West Virginia
    CBI Holding Company                                 West Virginia
    Vandalia National Corporation (inactive)            Delaware
    Hometown Insurance Company (inactive)               West Virginia

(1) Effective January 14, 2000, WesBanco combined its four banking subsidiaries and mortgage company affiliate into a single banking subsidiary, WesBanco Bank, Inc.
(2) Effective February 28, 2000, name changed from Hunter Agency, Inc. to WesBanco Insurance Services, Inc.
(3) Effective April 4, 1999, name changed from CommBanc Investments to WesBanco Securities, Inc.


NOTE:  All direct subsidiaries of the Registrant are 100% owned.